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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): AUGUST 23, 1995

                          AMERICAN GENERAL CORPORATION
             (Exact name of registrant as specified in its charter)

            TEXAS                           1-7981                        74-0483432
 (State or other jurisdiction      (Commission File Number)             (IRS Employer
      of incorporation)                                             Identification Number)

           2929 ALLEN PARKWAY, HOUSTON, TEXAS                        77019
        (Address of principal executive offices)                  (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 522-1111

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

                          AMERICAN GENERAL CORPORATION

                         TABLE OF CONTENTS TO FORM 8-K

                                                                                           PAGE
                                                                                           ----
Item 7.    Financial Statements, Pro Forma Financial Information, and Exhibits...........    3
           (b)  Pro Forma Financial Information.
                Pro Forma Financial Information of American General Corporation..........    3
                Pro Forma Consolidated Balance Sheet at June 30, 1995 (Unaudited)........    4
                Pro Forma Consolidated Statement of Income for the year ended December
                  31, 1994 (Unaudited)...................................................    5
                Pro Forma Consolidated Statement of Income for the six months ended June
                  30, 1995 (Unaudited)...................................................    6
                Notes to Pro Forma Consolidated Financial Statements (Unaudited).........    7
           Signature.....................................................................
                                                                                            14

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS.

     (b) Pro Forma Financial Information of American General Corporation.

     On January 31, 1995, American General Corporation ("American General") through its wholly-owned subsidiary, AGC Life Insurance Company ("AGC Life"), acquired American Franklin Company ("AFC"), the holding company of The Franklin Life Insurance Company ("Franklin Life"), pursuant to a Stock Purchase Agreement dated as of November 29, 1994, between American General and American Brands, Inc. ("American Brands"). The purchase price was $1.17 billion, consisting of $920 million in cash paid at closing and a $250 million cash dividend paid by AFC to American Brands prior to closing. The dividend was paid on January 30, 1995.

     On December 23, 1994, American General, through AGC Life, acquired a 40% interest in Western National Corporation ("WNC"), the holding company of Western National Life Insurance Company, through the acquisition of 24,947,500 shares of WNC common stock from Conseco, Inc. for $274 million in cash.

     American General filed Current Reports on Form 8-K on February 15, 1995, April 14, 1995, and May 9, 1995 that included 1993 and 1994 audited consolidated financial statements of AFC and various pro forma consolidated financial statements of American General.

     This Current Report on Form 8-K, updating the previously filed financial statements, includes the pro forma consolidated financial statements of American General as of and for the six months ended June 30, 1995 and for the year ended December 31, 1994, as follows:

     Balance Sheet The unaudited pro forma consolidated balance sheet as of June 30, 1995 presents the historical consolidated balance sheet of American General, as adjusted to reflect the subsequent actual and proposed permanent financing of the AFC acquisition (see Note C of Notes to Pro Forma Consolidated Financial Statements).

     Statement of Income for the Year Ended December 31, 1994 The unaudited pro forma consolidated statement of income for the year ended December 31, 1994 presents the consolidated results of operations of American General and AFC and reflects American General's 40% equity in the earnings of WNC as if the acquisitions had been effective January 1, 1994, after giving effect to the purchase accounting and other pro forma adjustments described in the related notes.

     Statement of Income for the Six Months Ended June 30, 1995 The unaudited pro forma consolidated statement of income for the six months ended June 30, 1995 presents the consolidated results of operations of i) American General, which includes the operations of AFC for February through June 1995 and American General's 40% equity in the earnings of WNC, and ii) AFC, for January 1995. The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the AFC acquisition had been effective January 1, 1994.

                          AMERICAN GENERAL CORPORATION

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                                 JUNE 30, 1995
                                  (UNAUDITED)
                                 (IN MILLIONS)

                                                                          PRO FORMA
                                                                         ADJUSTMENTS
                                                           HISTORICAL    ----------
                                                            --------      RELATING
                                                            AMERICAN       TO AFC          PRO FORMA
                                                            GENERAL       FINANCING       CONSOLIDATED
                                                           ----------    -----------      ------------
Assets

  Investments
     Fixed maturity securities............................  $ 35,246       $     -          $ 35,246
     Mortgage loans on real estate........................     3,174             -             3,174
     Equity securities....................................       233             -               233
     Policy loans.........................................     1,563             -             1,563
     Investment real estate...............................       554             -               554
     Other long-term investments..........................       173             -               173
     Short-term investments...............................        65             -                65
                                                             -------       -------           -------
          Total investments...............................    41,008             -            41,008
  Cash....................................................        38             -                38
  Finance receivables, net................................     8,079             -             8,079
  Investment in WNC.......................................       345             -               345
  Deferred policy acquisition costs.......................     1,895             -             1,895
  Cost of insurance purchased.............................       639             -               639
  Acquisition-related goodwill............................       587             -               587
  Other assets............................................     1,759             -             1,759
  Assets held in Separate Accounts........................     4,074             -             4,074
                                                             -------       -------           -------
          Total assets....................................  $ 58,424       $     -          $ 58,424
                                                             =======       =======           =======
Liabilities
  Insurance and annuity liabilities.......................  $ 36,827       $     -          $ 36,827
  Debt
     Corporate:
       Short-term.........................................     1,167          (350)(C)           823
                                                                                 6(D)
       Long-term..........................................     1,023           150(C)          1,173
     Consumer Finance (short-term: $2,309)................     7,445             -             7,445
  Income tax liabilities..................................     1,136             -             1,136
  Other liabilities.......................................       898             -               898
  Liabilities related to Separate Accounts................     4,074             -             4,074
                                                             -------       -------           -------
          Total liabilities...............................    52,570          (194)           52,376
                                                             -------       -------           -------
Redeemable equity
  Company-obligated mandatorily redeemable non-convertible
     preferred securities of American General Capital,
     L.L.C................................................       277           200(C)            471
                                                                                (6)(D)
  Company-obligated mandatorily redeemable convertible
     preferred securities of American General Delaware,
     L.L.C................................................       244             -               244
  Common stock subject to put contracts...................        25             -                25
                                                             -------       -------           -------
          Total redeemable equity.........................       546           194               740
                                                             -------       -------           -------
Shareholders' equity
  Common stock............................................       365             -               365
  Net unrealized gains on securities......................       662             -               662
  Retained earnings.......................................     4,724             -             4,724
  Cost of treasury stock..................................      (443)            -              (443)
                                                             -------       -------           -------
          Total shareholders' equity......................     5,308             -             5,308
                                                             -------       -------           -------
          Total liabilities and equity....................  $ 58,424       $     -          $ 58,424
                                                             =======       =======           =======

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1994
                                  (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                            PRO FORMA ADJUSTMENTS
                                                        HISTORICAL         -----------------------
                                                     -----------------    RELATING TO    RELATING TO
                                                     AMERICAN                 AFC            WNC         PRO FORMA
                                                     GENERAL     AFC      ACQUISITION    ACQUISITION    CONSOLIDATED
                                                     -------    ------    -----------    -----------    ------------
Revenues
  Premiums and other considerations...............   $ 1,210    $  503       $   -          $   -         $  1,713
  Net investment income...........................     2,493       479           9(E)          (4)(M)        2,975
                                                                                (7)(F)
                                                                                 5(F)
  Finance charges.................................     1,248         -           -              -            1,248
  Realized investment gains (losses)..............      (172)      (14)         14(G)           -             (172)
  Equity in earnings of WNC.......................         -         -           -             27(N)            27
  Other...........................................        62        68           -              -              130
                                                     -------    ------       -----          -----          -------
          Total revenues..........................     4,841     1,036          21             23            5,921
                                                     -------    ------       -----          -----          -------
Benefits and expenses
  Insurance and annuity benefits..................     2,224       721           5(H)           -            2,950
  Operating costs and expenses....................     1,013       108          (3)(I)          -            1,118
  Commission expense..............................       400       126           -              -              526
  Change in deferred policy acquisition costs.....      (142)      (40)        (71)(I)          -             (253)
  Amortization of cost of insurance purchased.....        18         9          (9)(I)          -               59
                                                                                41(J)
  Interest expense
     Corporate....................................       110         -          32(K)          11(M)           153
     Consumer Finance.............................       416         -           -              -              416
                                                     -------    ------       -----          -----          -------
          Total benefits and expenses.............     4,039       924          (5)            11            4,969
                                                     -------    ------       -----          -----          -------
Earnings
  Income before income tax expense................       802       112          26             12              952
  Income tax expense..............................       289        44          10(L)          (5)(L)          346
                                                                                                8(N)
                                                     -------    ------       -----          -----          -------
  Income before net dividends on preferred
     securities of subsidiary.....................       513        68          16              9              606
  Net dividends on preferred securities of
     subsidiary...................................         -         -          27(K)           -               27
                                                     -------    ------       -----          -----          -------
          Net income..............................   $   513    $   68       $ (11)         $   9         $    579
                                                     =======    ======       =====          =====          =======
Earnings per share and average shares outstanding:
  Primary:
     Net income...................................   $  2.45                                              $   2.77
                                                     =======                                               =======
     Average shares outstanding (in thousands)....   209,403                                               209,403
                                                     =======                                               =======
  Fully diluted:
     Net income...................................   $  2.45                                              $   2.76
                                                     =======                                               =======
     Average shares outstanding (in thousands)....   209,420                                               209,420
                                                     =======                                               =======

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

                   PRO FORMA CONSOLIDATED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1995
                                  (UNAUDITED)
                      (IN MILLIONS, EXCEPT PER SHARE DATA)

                                                                   HISTORICAL
                                                            ------------------------
                                                               SIX           ONE
                                                             MONTHS         MONTH
                                                              ENDED         ENDED        PRO FORMA
                                                            JUNE 30,     JANUARY 31,    ADJUSTMENTS
                                                              1995          1995        ----------
                                                            ---------     ---------     RELATING TO
                                                            AMERICAN                        AFC         PRO FORMA
                                                             GENERAL         AFC        ACQUISITION    CONSOLIDATED
                                                            ---------    -----------    -----------    ------------
Revenues
  Premiums and other considerations.......................   $   842       $    35         $   -         $    877
  Net investment income...................................     1,494            41             1(E)         1,535
                                                                                              (1)(F)
  Finance charges.........................................       729             -             -              729
  Realized investment gains (losses)......................         3             1            (1)(G)            3
  Equity in earnings of WNC...............................        21             -             -               21
  Other...................................................        56             4             -               60
                                                             -------         -----          ----          -------
          Total revenues..................................     3,145            81            (1)           3,225
                                                             -------         -----          ----          -------
Benefits and expenses
  Insurance and annuity benefits..........................     1,457            55             -(H)         1,512
  Operating costs and expenses............................       623            11             -(I)           634
  Commission expense......................................       260             8             -              268
  Change in deferred policy acquisition costs.............      (104)           (3)           (6)(I)         (113)
  Amortization of cost of insurance purchased.............        15             1            (1)(I)           18
                                                                                               3(J)
  Interest expense
     Corporate............................................        83             -            (5)(K)           78
     Consumer Finance.....................................       255             -             -              255
                                                             -------         -----          ----          -------
          Total benefits and expenses.....................     2,589            72            (9)           2,652
                                                             -------         -----          ----          -------
Earnings
  Income before income tax expense........................       556             9             8              573
  Income tax expense......................................       199             3             3(L)           205
                                                             -------         -----          ----          -------
  Income before net dividends on preferred securities
     of subsidiaries......................................       357             6             5              368
  Net dividends on preferred securities of subsidiaries...         2             -            12(K)            14
                                                             -------         -----          ----          -------
          Net income......................................   $   355       $     6         $  (7)        $    354
                                                             =======         =====          ====          =======
Earnings per share and average shares outstanding:
  Primary:
     Net income...........................................   $  1.73                                     $   1.73
                                                             =======                                      =======
     Average shares outstanding (in thousands)............   205,193                                      205,193
                                                             =======                                      =======
  Fully diluted:
     Net income...........................................   $  1.73                                     $   1.72
                                                             =======                                      =======
     Average shares outstanding (in thousands)............   206,279                                      206,279
                                                             =======                                      =======

           See Notes to Pro Forma Consolidated Financial Statements.

                          AMERICAN GENERAL CORPORATION

              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE A. BASIS OF PRESENTATION

     On January 31, 1995, American General through its wholly-owned subsidiary, AGC Life, acquired AFC, the holding company of Franklin Life, pursuant to a Stock Purchase Agreement dated as of November 29, 1994, between American General and American Brands. The purchase price was $1.17 billion, consisting of $920 million in cash paid at closing and a $250 million cash dividend paid by AFC to American Brands prior to closing. The dividend was paid on January 30, 1995.

     The permanent financing of this acquisition will be finalized in 1995 and is expected to consist of a mix of short-term debt, long-term debt, and company-obligated mandatorily redeemable preferred securities. As of June 30, 1995, $288 million of company-obligated mandatorily redeemable non-convertible preferred securities of American General Capital, L.L.C. ("non-convertible preferred securities of subsidiary") and $150 million of senior long-term fixed-rate debt were issued to refinance a portion of short-term debt relating to the acquisition. On July 11, 1995, an additional $150 million of senior long-term fixed-rate debt was issued, also to refinance a portion of short-term debt relating to the acquisition. In total, $588 million of permanent financing was finalized as of August 23, 1995.

     On December 23, 1994, American General, through AGC Life, acquired a 40% interest in WNC, the holding company of Western National Life Insurance Company, through the acquisition of 24,947,500 shares of WNC common stock from Conseco, Inc. for $274 million in cash.

     Included on the following pages is information related to these acquisitions, as follows:

     Balance Sheet The unaudited pro forma consolidated balance sheet as of June 30, 1995 presents the historical consolidated balance sheet of American General, as adjusted to reflect the subsequent actual and proposed permanent financing of the AFC acquisition (see Note C).

     Statement of Income for the Year Ended December 31, 1994 The unaudited pro forma consolidated statement of income for the year ended December 31, 1994, presents the consolidated results of operations of American General and AFC and reflects American General's 40% equity in the earnings of WNC as if these acquisitions had been effective January 1, 1994, after giving effect to the purchase accounting and other pro forma adjustments described in the related notes.

     Statement of Income for the Six Months Ended June 30, 1995 The unaudited pro forma consolidated statement of income for the six months ended June 30, 1995 presents the consolidated results of operations of i) American General, which includes the operations of AFC for February through June 1995 and American General's 40% equity in the earnings of WNC, and ii) AFC, for January 1995. The purchase accounting and other pro forma adjustments, as described in the related notes, are calculated as if the AFC acquisition had been effective January 1, 1994.

     The unaudited pro forma consolidated financial statements and the related notes reflect the application of the purchase method of accounting for the AFC acquisition. Under this method, the purchase price was allocated to the assets acquired and liabilities assumed based on their respective estimated fair values at January 31, 1995, the actual acquisition date, including an adjustment for income tax effects for the difference between the assigned values and the tax basis of the assets and liabilities (see Note B). The purchase method of accounting also was applied to the financial statements of WNC before recording American General's 40% of WNC's earnings using the equity method of accounting.

     Prior to completion of accounting for both the AFC and the WNC acquisitions, changes to the purchase accounting adjustments included in the unaudited pro forma consolidated financial statements are anticipated as the valuations of acquired assets and assumed liabilities are finalized. Accordingly, the actual consolidated financial statements of American General reflecting the AFC and the WNC acquisitions may differ from the pro forma financial statements included herein. The unaudited pro forma consolidated financial statements are

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

intended for informational purposes only and may not necessarily be indicative of American General's future financial position or future results of operations.

     American General anticipates first year cost savings of $5 million, primarily associated with centralizing AFC's investment management function at American General immediately following the acquisition. This expected savings has been included in the pro forma consolidated financial statements (see Note
F). American General projects additional future cost savings, the extent and timing of which may vary from management's expectations. No adjustment has been included in the pro forma consolidated financial statements for these additional projected cost savings.

NOTE B. ALLOCATION OF PURCHASE PRICE -- AFC

     The total acquisition cost of AFC is allocated as follows:

                                                                                  HISTORICAL
                                                                                  ------
                                                                                  JANUARY
                                                                                  31,
                                (IN MILLIONS)                                      1995
                                                                                  ------
    Net assets purchased..................................................        $1,117
    Increase (decrease) in AFC's net asset value to estimated fair value:
         Held-to-maturity fixed maturity securities.......................          (191)
         Mortgage loans on real estate....................................           (28)
         Equity securities................................................            (3)
         Investment real estate...........................................            (2)
         Other long-term investments......................................             1
         Deferred policy acquisition costs................................          (513)
         Cost of insurance purchased (historical).........................          (174)
         Cost of insurance purchased......................................           700
         Acquisition-related goodwill.....................................           (80)
         Insurance and annuity liabilities................................            40
         Income tax liabilities...........................................            63
         Other assets/liabilities, net....................................            (3)
                                                                                   -----
              Total estimated fair value adjustments......................          (190)
                                                                                   -----
    Total acquisition cost................................................           927
    American General transaction costs....................................            (7)
                                                                                   -----
              Cash purchase price.........................................        $  920
                                                                                   =====

     As explained in Note A, purchase accounting adjustments may change as additional information becomes available, affecting the ultimate allocation of the purchase price.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE C. DEBT AND NON-CONVERTIBLE PREFERRED SECURITIES OF SUBSIDIARY

     The AFC acquisition was financed at closing by short-term floating-rate corporate debt at an average rate of 6%. The pro forma consolidated financial statements reflect both the actual and the proposed permanent financing of the transaction, as follows:

                                                                                      STATED OR
    (IN MILLIONS)                                                      AMOUNT          ASSUMED
                            TYPE OF ISSUE                            OUTSTANDING        RATE
    --------------------------------------------------------------  -------------     ---------
    Short-term floating-rate corporate debt.......................      $ 132            5.75%
    Non-convertible preferred securities of subsidiary issued June
      5, 1995, due June 5, 2025...................................        288            8.45%
    Senior long-term debt issued June 21, 1995, due June 15,
      2005........................................................        150            6.75%
    Senior long-term debt issued July 11, 1995, due July 15,
      2025........................................................        150            7.50%
    Non-convertible preferred securities of subsidiary............        200            8.25%
                                                                          ---
              Total...............................................      $ 920
                                                                          ===

     The assumed floating rate for short-term corporate debt, expected to be issued on a staggered maturity basis, is based on American General's portfolio rate with an 18 day average portfolio maturity. The assumed rate for the 8.25% non-convertible preferred securities of subsidiary is based on estimates from investment bankers. All other rates are based on American General's actual issuances of senior long-term debt and non-convertible preferred securities of subsidiary in June and July 1995.

NOTE D. NON-CONVERTIBLE PREFERRED SECURITIES OF SUBSIDIARY ISSUE COSTS

     Issue costs, principally commissions, are capitalized and classified as a reduction of the 8.25% non-convertible preferred securities of subsidiary. These costs are assumed to be 3.15% and are amortized into expense over an assumed maturity period of 30 years.

NOTE E. ACCRETION OF DISCOUNT ON FIXED MATURITY SECURITIES AND MORTGAGE LOANS ON
        REAL ESTATE

     AFC's historical consolidated financial statements accrete the difference between par value and amortized cost of fixed maturity securities and mortgage loans to income on an effective yield basis over the remaining lives of the individual fixed maturity securities and mortgage loans. The pro forma consolidated financial statements are adjusted to reflect additional accretion of the difference, at the assumed acquisition date, between amortized cost and fair value of these same fixed maturity securities and mortgage loans.

     Expected incremental accretion of the discount on fixed maturity securities and mortgage loans for the next five years is $9 million, $11 million, $14 million, $16 million, and $19 million (pretax), respectively.

NOTE F. NET INVESTMENT INCOME

     The liquidation by AFC of its investments to fund the $250 million cash dividend paid to its shareholder prior to the acquisition (see Note A) is expected to reduce net investment income by $6 million (pretax) per year.

     The liquidation of $25 million of short-term investments to fund transaction and acquisition-related costs is expected to reduce interest income by $1 million (pretax) per year.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

     Annual projected expense savings of $5 million, primarily associated with centralizing AFC's investment management function at American General immediately following the acquisition, are included in the pro forma consolidated financial statements.

NOTE G. REALIZED INVESTMENT GAINS (LOSSES)

     Realized and unrealized investment losses of $31 million and gains of $1 million (pretax) on trading securities recorded by AFC in 1994 and January 1995, respectively, are reversed since equity securities were assumed to be liquidated prior to the acquisition to fund the cash dividend to AFC's shareholder (see Note A). For purposes of the pro forma consolidated financial statements, the dividend is assumed to occur on January 1, 1994.

     Realized investment gains of $17 million (pretax) on fixed maturity securities recorded by AFC in 1994 are reversed for purposes of the pro forma consolidated financial statements, since they will not be a component of total revenues in the future. The gains realized by AFC were indicative of the low interest rate environment that prevailed in early 1994. Assuming the acquisition occurred at January 1, 1994, these gains would not have been realized because American General's purchased bases in the securities sold would have been higher.

NOTE H. INSURANCE AND ANNUITY BENEFITS

     AFC's historical insurance and annuity benefits are increased primarily to reflect the change in the pattern of reserving for future benefits, primarily for AFC's participating life insurance contracts.

NOTE I. AMORTIZATION EXPENSE -- DEFERRED POLICY ACQUISITION COSTS ("DPAC"), COST OF INSURANCE
       PURCHASED ("CIP"), AND ACQUISITION-RELATED GOODWILL

     The expense recorded on AFC's historical consolidated financial statements for the amortization of DPAC, historical CIP, and acquisition-related goodwill is reversed to reflect the elimination of the related intangible assets under purchase accounting.

NOTE J. AMORTIZATION OF CIP

     CIP reflects the estimated fair value of the business in force and represents the portion of the purchase price that is allocated to the value of the right to receive future cash flows from insurance contracts existing at the assumed date of the acquisition. Such value is the actuarially-determined amount that, when amortized into income, results in expected earnings that meet the profit objective of American General. This profit objective is an expected aftertax rate of return of 13.5% on capital required to support the business in force. This rate of return is believed to be appropriate based on considerations of the relative risk associated with realizing the expected cash flows, the cost of capital to American General to fund the acquisition, and the operating environment of AFC, namely, the regulatory and tax factors affecting future profitability and the profit objectives of American General for newly issued policies.

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

     The value allocated to CIP is based on a preliminary valuation; accordingly, this amount may be adjusted after final determination of the value. On a pro forma basis, assuming that the acquisition occurred at December 31, 1994, expected gross amortization using current assumptions and accretion of interest based on an interest rate equal to the liability or contract rate (5% to 8%), for each of the years in the five-year period ending December 31, 1999, is as follows:

    (IN MILLIONS)
              YEAR ENDING             BEGINNING       GROSS         ACCRETION         NET         ENDING
              DECEMBER 31,             BALANCE     AMORTIZATION    OF INTEREST    AMORTIZATION    BALANCE
            ---------------           ---------    ------------    -----------    ------------    -------
      1995..........................    $ 752          $ 97            $56            $ 41         $ 711
      1996..........................      711            93             53              40           671
      1997..........................      671            89             50              39           632
      1998..........................      632            84             47              37           595
      1999..........................      595            79             45              34           561

NOTE K. INTEREST EXPENSE AND NET DIVIDENDS ON NON-CONVERTIBLE PREFERRED
        SECURITIES OF SUBSIDIARY

     Interest expense is increased to reflect the issuance of senior long-term fixed-rate corporate debt and short-term floating-rate corporate debt assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994 (see Note C). The components of pretax interest expense for 1994, including the amortization of settlement costs of derivative financial instruments related to the senior long-term debt, are as follows:

                                                           STATED OR                     ANNUAL
    (IN MILLIONS)                                           ASSUMED        AMOUNT        INTEREST
                        TYPE OF ISSUE                        RATE        OUTSTANDING     EXPENSE
    -----------------------------------------------------  ---------     -----------     -------
    Short-term floating-rate corporate debt..............     5.75%         $ 132          $ 9
    Senior long-term debt issued June 21, 1995,
      due June 15, 2005..................................     6.75%           150           11
    Senior long-term debt issued July 11, 1995,
      due July 15, 2025..................................     7.50%           150           12
                                                                              ---          ---
                                                                            $ 432          $32
                                                                              ===          ===

Interest expense for the six months ended June 30, 1995 is adjusted to reflect the incremental decrease in interest expense assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994 (see Note C).

     A 1% increase/decrease in the short-term floating rate would increase/decrease the above pro forma annual interest expense by approximately $1 million (pretax) per year.

     Net dividends on non-convertible preferred securities of subsidiary, assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994 (see Note C), are as follows:

                                                   STATED
                                                     OR
                                                  ASSUMED     AMOUNT      PRETAX    TAX       NET
(IN MILLIONS)                                       RATE   OUTSTANDING  DIVIDENDS  BENEFIT  DIVIDENDS
                                                  --------  ---------   ---------  -------    ------
Non-convertible preferred securities of subsidiary
  issued June 5, 1995, due June 5, 2025............  8.45%     $288        $24       $ 8       $16
Non-convertible preferred securities of
  subsidiary.......................................  8.25%      200         17         6        11
                                                               ----        ---       ---       ---
                                                               $488        $41       $14       $27
                                                               ====        ===       ===       ===

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

Net dividends on non-convertible preferred securities of subsidiary for the six months ended June 30, 1995 are adjusted to reflect the incremental increase assuming the permanent financing of the AFC acquisition had been effective on January 1, 1994 (see Note C).

NOTE L. INCOME TAX EXPENSE

     All of the applicable pro forma consolidated financial statement adjustments, except goodwill amortization, are tax effected at an assumed effective income tax rate of 37% for AFC and 35% for WNC.

NOTE M. INTEREST EXPENSE AND NET INVESTMENT INCOME -- WNC

     The purchase of WNC was funded as follows:

        (IN MILLIONS)
        Sale of equity securities............................................   $ 59
        Sale or maturity of short-term investments...........................     39
        Issuance of short-term floating-rate debt............................    176
                                                                                ----
                  Total......................................................   $274
                                                                                ====

     Interest expense is increased, and net investment income is reduced, in 1994 to reflect the liquidation of investments and the issuance of short-term debt to fund the acquisition of the 40% interest in WNC. Interest expense of $11 million is calculated at an assumed rate of 6.05% per year on $176 million of short-term debt. Foregone net investment income is calculated as follows:

     (IN MILLIONS)

                                                                                   ANNUAL
                                                                                  FOREGONE
                                                                                    NET
                                                               ASSUMED   AMOUNT  INVESTMENT
                       TYPE OF ISSUE SOLD                      RATE      SOLD      INCOME
    --------------------------------------------------------   -----     ---     ----------
    Equity securities.......................................   3.37%     $59         $2
    Short-term investments..................................   6.25%      39          2
                                                                         ---
                                                                         $98         $4
                                                                         ===

                          AMERICAN GENERAL CORPORATION

                                  (UNAUDITED)

NOTE N. EQUITY IN EARNINGS OF WNC

     The purchase price of WNC was allocated as follows:

        (IN MILLIONS)
        40% of net assets of WNC at December 23, 1994.........................  $136
        Increase (decrease) in WNC's net asset value at
          December 23, 1994 to estimated fair value:
             Mortgage loans on real estate....................................    (5)
             Credit-tenant loans..............................................    (5)
             Deferred policy acquisition costs................................  (144)
             Cost of insurance purchased (historical).........................   (42)
             Cost of insurance purchased......................................   232
             Acquisition-related goodwill.....................................   136
             Insurance and annuity liabilities................................   (23)
             Income tax liabilities...........................................    (1)
             Other assets/liabilities.........................................   (10)
                                                                                ----
                  Total estimated fair value adjustments......................   138
                                                                                ----
                  Cash purchase price.........................................  $274
                                                                                ====

     The investment in WNC is reported using the equity method of accounting. American General records 40% of WNC's earnings, adjusted for purchase accounting and other pro forma adjustments. The equity in earnings of WNC is tax effected by American General at 35%, less an estimated dividends received deduction.

     The equity in earnings of WNC and American General's related tax expense are calculated as follows:

                                                                              YEAR ENDED
                                 (IN MILLIONS)                             DECEMBER 31, 1994
                                                                           -----------------
        40% of WNC's earnings..........................................          $  29
        Purchase accounting adjustments:
          Reversal of amortization expense.............................              8
          Accretion of discount on fixed maturity securities...........              7
          Release of reserves..........................................              1
          Amortization of CIP..........................................            (24)
        Pro forma adjustments:
          Reduction in investment management fee.......................              3
          Reversal of realized investment losses.......................             14
          Reversal of trading gains....................................             (1)
                                                                                  ----
        Taxable adjustments............................................              8
        Tax effect on above adjustments................................             (3)
        Amortization of goodwill.......................................             (7)
                                                                                  ----
                  Equity in earnings of WNC............................             27
        American General tax on undistributed earnings*................              8
                                                                                  ----
                  Net aftertax equity in earnings of WNC...............          $  19
                                                                                  ====

        *Reflects dividends received deduction.

     Dividends received from WNC, at an assumed annual rate of $.16/share or $1 million per quarter, reduce American General's investment in WNC and have no impact on the pro forma consolidated statement of income, except for the dividends received deduction.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            AMERICAN GENERAL CORPORATION

                                            By:     /s/  AUSTIN P. YOUNG
                                                       Austin P. Young
                                                  Senior Vice President and
                                                   Chief Financial Officer

Dated: August 23, 1995